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                                                                   Exhibit 10(d)

                          BECTON, DICKINSON AND COMPANY
                           PERFORMANCE INCENTIVE PLAN
                      AMENDED AND RESTATED JANUARY 23, 2001


PURPOSE

     The purpose of the Performance Incentive Plan (the "Plan") is to provide annual incentive payments to management for their contribution to the Company's successful financial performance and the accomplishment of strategic objectives.

     NOTWITHSTANDING ANYTHING IN THIS PLAN TO THE CONTRARY, THE PAYMENT OF ANNUAL INCENTIVES, IF ANY, IS SOLELY WITHIN THE DISCRETION OF THE PERFORMANCE INCENTIVE COMMITTEE, EXCEPT THAT PAYMENT IN EXCESS OF THE PLAN GUIDELINES WILL NOT BE MADE. NO EMPLOYEE HAS ANY VESTED RIGHT TO ANY SUCH PAYMENT.


PERFORMANCE INCENTIVE COMMITTEE

     The Performance Incentive Committee will be responsible for administering this Plan. The Committee will consist of no less than three persons, including the President and Chief Executive Officer and such other senior executives as are designated from time to time by the President and Chief Executive Officer.


ELIGIBILITY

     Participation in any particular fiscal year is restricted to employees of the Company and its worldwide subsidiaries in exempt (or management) Band E and above positions (other than those covered under certain non-United
States Incentive Plans or Sales Incentive Plans) and other key management positions as may be approved by the Performance Incentive Committee. Current employees promoted to, and persons newly hired to, eligible positions during a particular fiscal year may be considered for a pro-rata bonus. Persons employed by companies acquired by the Company which have pre-existing executive incentive, profit sharing or similar programs will not participate in this Plan until and unless those plans are superseded by this Plan.


PARTICIPATION LEVELS

     Plan targets for eligible employees are determined based upon base salary or title and reporting relationships of the participant. Targets range from 10% to 90% of base salary.


INCENTIVE CALCULATION

     Incentive payments shall be made under the Plan based upon total company, business unit and individual performance, as measured against certain financial and strategic criteria and targets established from time to time by the Compensation and Benefits Committee of the Board of Directors.




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POOL FACTOR SCALES AND MULTIPLIERS

     Financial performance measures be subject to a multiplier determined on an annual basis by the Performance Incentive Committee, both upwards (for performance above target, up to a maximum score of 150% of target) and downwards (for performance below target).


DETERMINATION OF DIVISION AND CORPORATE INCENTIVE POOLS

     (a) Unit Theoretical Incentive

     On or about October 15th following the close of each fiscal year, Business Unit Heads and Corporate Officers will be provided with a list of approved participants for their unit for whom that unit has, during the course of the prior fiscal year, accrued a hypothetical incentive pool at 100% of target.

     (b) Unit Performance Ratings

     On or about October 25th following the close of each fiscal year, the Performance Incentive Committee will determine the final unit and company performance ratings used to determine incentive factors for the fiscal year. The incentive pool is determined by applying the incentive factors determined by the Compensation and Benefits Committee to the hypothetical accrued incentive pool.


INCENTIVE PAYMENT FACTORS

     Incentive payment factors will be established as a composite of total company and business unit performance ratings.

     (a) Communication

     The operating unit and Corporate ratings will be communicated to Business Unit Heads and Corporate Staff by the President and Chief Executive Officer.

     (b) Incentive Payment Recommendations

     The Business Unit Heads and Corporate Officers will apply the final unit factors to the individual incentive targets to develop the recommended incentive amounts. They will have discretion to recommend incentives that differ from the formula; provided that no individual may receive an incentive payment in excess of 200% of target.


FINAL REVIEW AND APPROVAL

     The recommendations for all incentive payments will be reviewed and approved by the Business Unit Heads and Corporate Executive Officers, and Chief Executive Officer for their respective areas of responsibility. In the case of Executive Officers, recommendations will be subject to final review and approval by the Compensation and Benefits Committee of the Board of Directors.





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     (a) Maximum Payout Guideline

     Total incentive payments under the Plan may not, barring special circumstances, exceed 6% of the Company's income before income taxes, as reported, for the fiscal year. Total incentive payments to Executive Officers may not, barring special circumstances, exceed 3% of the Company's after-tax net income, as reported, for the fiscal year.

     (b) Payment

     Incentives will normally be paid in January of the calendar year following the year in which they are awarded. Except in cases of death, disability or retirement, no incentive payments will be made to individuals who are not active employees on the final day of the fiscal year. Employees who are terminated for cause prior to the distribution date will forfeit their incentives.

     Incentives awarded to any employee who dies prior to the distribution date may be made, at the discretion of management, to the survivors of the employee.

     (c) Exceptions

     Any recommendations for exceptions to the provisions of the Plan must be submitted to the Performance Incentive Committee for review and are subject to final approval by the Chief Executive Officer. Any exceptions applicable to Executive Officers are further subject to approval by the Compensation and Benefits Committee of the Board of Directors.